EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 5, 1998, on our audits of the financial statements of Engelhard Corporation. We also consent to the reference to our firm under the captions "Experts."

                            Coopers & Lybrand L.L.P.


New York, New York

May 5, 1998